UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2009

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California, 92121-1117

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Ligand Pharmaceuticals Incorporated (the “Company” or “Ligand”) and The Rockefeller University (“Rockefeller”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”), effective February 11, 2009, pursuant to which the parties resolved all disputes that have arisen between them, including Rockefeller’s primary claim relating to the development of PROMACTA® (eltrombopag) as well as Ligand’s counterclaims. In addition, the parties have agreed to jointly seek dismissal with prejudice of all claims and counterclaims asserted in the ongoing litigation between the parties.

Ligand and Rockefeller also agreed to terminate their license agreement entered into on September 30, 1992 (the “License Agreement”) relating to PROMACTA® (eltrombopag). The termination of the License Agreement does not impact any previously granted sublicense or conveyance of rights to any third party. Ligand does not believe that it requires a license from Rockefeller for its ongoing business activities, but Rockefeller has granted to Ligand and its sublicensees a covenant not to sue under any patents or know-how that were the subject of the License Agreement for any past, present or future use of such patents or know-how.

Under the Settlement Agreement, Rockefeller agreed to drop its claim alleging, among other things, a breach by Ligand of the License Agreement, as well as other causes of action. Ligand agreed to drop its counterclaims in the same litigation. Ligand also agreed to make certain payments to Rockefeller, including a one-time payment of $5,000,000 payable to Rockefeller upon the execution of the Settlement Agreement, aggregate payments of up to $2,000,000, with a first payment of $1,000,000 due on February 10, 2010 and a second payment of $1,000,000 due on February 10, 2011, 50% of milestones and 5.88% to 7.0% (subject to reduction in certain circumstances) of certain royalties received by Ligand pursuant to an agreement between Ligand and SmithKline Beecham Corporation (now know as GlaxoSmithKline) entered into on December 29, 1994, as amended. Ligand also agreed to pay Rockefeller 1.5% of world-wide net sales of LGD-4665 as certain payments are received by Ligand pursuant to an agreement between Ligand and SmithKline Beecham Corporation entered into on December 17, 2008.

The Settlement Agreement contains a full mutual general release between the parties and each of their respective affiliated parties of all claims, demands and causes of action, whether known or unknown, arising out of or based upon the License Agreement, the ongoing litigation, Eltrombopag, LGD-4665, and any other compound developed by Ligand which was subject to the License Agreement

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Settlement Agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending March 31, 2009, requesting confidential treatment for certain portions.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the License Agreement is incorporated by reference herein and made a part hereof.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Company’s obligations under the Settlement Agreement is incorporated by reference herein and made a part hereof.

Item 7.01	Regulation FD Disclosure.

On February 12, 2009, the Company issued a press release announcing that the Company and Rockefeller had entered into the Settlement Agreement, effective February 11, 2009. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Company dated February 12, 2009.

Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Ligand Pharmaceuticals Incorporated, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this Current Report on Form 8-K to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date: February 18, 2009	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated February 12, 2009.